Exhibit 99.2

NASDAQ: PBIBMay/June 2009

Disclaimer This presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on management’s current expectations.  Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various factors, including those risk factors described in documents that the Company files with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The forward-looking statements in this presentation are made as of the date of the presentation and Porter Bancorp does not assume any responsibility to update these statements.

Discussion TopicsMarket Overview and Franchise History Financial Highlights Summary of 1st Quarter 2009 and Full Year 2008 Performance Loan Composition and Credit Quality Deposits Capital Strength Investment Considerations Going Forward 2009 Growth Strategy2009 Key Strategic Initiatives Operating Strengths

Note: Financial data as of March 31, 2009 Company Overview Louisville, Kentucky headquarters 6th largest bank domiciled in Kentucky19 offices $1.7 billion in assets$1.4 billion in loans$1.4 billion in depositsFocus on high growth markets within our footprintEfficient operating model Strong capital base

PBIB

Market Overview

- **Louisville and Bullitt County**
  - Largest city in Kentucky and 16th largest city in U.S.
  - Above average growth rates for economy and jobs
  - Large employers include UPS, GE, Humana, YUM! Brands, Ford
  - UPS hub continues to attract distribution companies – Best Buy ("Geek Squad"), Gordon Foods, Johnson & Johnson, Zappos
  - Home of University of Louisville

- **Owensboro/Daviess County**
  - 3rd largest city in Kentucky
  - Industrial, medical, retail and cultural hub for Western Kentucky
  - Large employers include Owensboro Medical Health System, Texas Gas, and Toyotetsu
  - Home of two four-year liberal arts colleges (Brescia University and Kentucky Wesleyan College)

- **Lexington/Fayette County**
  - 2nd largest city in Kentucky – attractive growth market
  - Financial, educational, retail, healthcare and cultural hub for Central and Eastern Kentucky
  - "Horse Capital of the World" – host to the World Equestrian Games in 2010
  - Large employers include Toyota, Lexmark, IBM Global Services and Valvoline
  - Home of University of Kentucky

- **Southern/Central Kentucky**
  - Includes Bowling Green (Warren County), the 4th largest city in Kentucky, and Barren, Ohio, Hart, Edmonson, Butler & Green counties
  - Attractive community and growth markets – stable source of deposits and loans
  - PBIB's main back-office operations hub
  - Major employers include GM (Corvette), RR Donnelley and FedEx
  - Agricultural and service based economy
  - Home of Western Kentucky University

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Franchise History Porter Bancorp organized with merger of 3 banks 1988 – 1999 Porter Bancorp acquires 3 banks Ascencia Bank established 1999 – 2005  Porter Bancorp acquires 2 banks Porter Bancorp consolidates all subsidiary banks  under PBI Bank name on December 31, 2005 Porter Bancorp IPO completed on September 22, 2006 Porter Bancorp acquires Kentucky Trust Bank with 6 offices in Southern Kentucky on October 1, 2007Porter Bancorp acquires Paramount Bank in Lexington, KY on February 1, 2008

Financial Highlights

2008 Operating Performance

- ✓ Net Income of $14.0 million
- ✓ Above peer financial performance

	PBIB	Peer (1)
ROAA	.89%	.79%
ROAE	10.64%	9.29%
NIM	3.20%	3.73%
Efficiency	50.74%	62.51%

- ✓ Growth exceeded expectations
  - ✓ Loans – 10.9%
  - ✓ Deposits – 10.5%
  - ✓ Assets – 13.2%
- ✓ Manageable credit quality
  - ✓ 1.78% NPA to assets
  - ✓ 1.58% NPL to loans
- ✓ Core customer non-interest bearing deposit account growth to $111.8 million

Note: (1) For the Year Ended 12/31/08 Peer Median Core Financial Performance per SNL

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Asset Growth ($ in millions)

Loan Growth ($ in millions)

Deposit Growth ($ in millions)

Transactional Account Growth (in millions)

Solid Growth

Strong Net Income ($ in millions) Note: Adjusted for consolidation through add-back of minority interests, deduction of applicable income taxes and deduction of acquisition funding (net of tax).

Solid Net Interest Margin

Net Interest Margin vs. Prime Rate

Operational Efficiency

Q1 2009 Operating Performance  Strong Growth Loans – 1.4%  Deposits – 7.9%  Assets – 5.5%  Solid Financial Performance (annualized) Manageable credit quality 2.04% NPA to assets 1.81% NPL to loans

Primary focus on residential and commercial real estate Granular portfolio Loyal and experienced producers Team approach to customers Locally empowered lenders Loan Portfolio – Q1 09 Total Loans: $1.4 B Loan Stratification Highlights

Historical Loan Portfolio Statistics Note: (1) For the Quarter Ended 12/31/08 Peer Median Core Financial Performance per SNL

PBIB

Deposit Stratification

Highlights

- ✓ **Effective core deposit growth initiatives**
- ✓ **High CD retention rates**
- ✓ **Focus on core deposit development**
- ✓ **Online banking division a ready source of alternative funding without high cost of new branches**

Deposit Mix – Q1 09



Savings
3%
Non-Interest
Bearing DDA
8%
NOW and Money
Market
12%
CD's $100k or
greater
33%
CD's less than
$100k
44%

Total Deposits: $1.4 B

Cost of Deposits: 3.29%

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Capital Strength

Investment Highlights

PBIB

2009 Growth Strategy

- ✓ Increase market share of existing franchise – managed growth
- ✓ Expand core deposit development initiatives and non-interest income improvement strategies
- ✓ Continue long-term strategy of considering M&A opportunities that arise
  - ✓ Remain disciplined and focused
  - ✓ Accretive to earnings in first full year
  - ✓ Markets with high growth potential
  - ✓ Strong management team compatible with our culture

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PBIB

2009 Key Strategic Initiatives

- ✓ Client-driven service that consistently provides better value
- ✓ Rational risk taking and exceptional risk management
  - ✓ Maintain strict focus on credit quality in this challenging environment
- ✓ Earnings growth
- ✓ Consistent, superior operational efficiency
- ✓ Targeted and disciplined investments for the future

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Experienced management teamExtensive market knowledge and community relationshipsAcquisition and integration experienceHighly efficient organizational structureDiversified funding sourcesHighly focused on profitsStrong capital base Operating Strengths

Attractive, diversified growth marketsSuccessful history of executing growth strategyScalable operating platformEfficient operating modelSolid operating performanceUndervalued investment opportunity Investment Considerations

Undervalued Opportunity Current Market Price (4/21/2009) $13.29Trading Multiples:Value Multiple EPS (1) $1.46 9.10x Tangible BV Per Share (2)$12.38  1.07% Annual Dividend (3) $.846.32% Note: (1) Mean 2009 EPS estimates per analysts as reported by NASDAQ Market Report As of March 31, 2009 Annualized based on financial data for quarter ended March 31, 2009

Addendum

Experienced Management Team Headquarters: 2500 Eastpoint ParkwayLouisville, KY 40223(502) 499-4800

Peer Metrics Note: Data per SNL

Peer Metrics Note: Data per SNL

Loan Mix (in thousands)

Construction  and Commercial Real Estate Loan Mix (in thousands)